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                                                                    Exhibit 99.2

                                            Contact:       Media Relations
                                                           Judy Hitchen
                                                           212-762-7846

                                                           For Immediate Release

[LOGO]Morgan Stanley



     Morgan Stanley Changes Parent Company Name


     NEW YORK, June 18, 2002 - Morgan Stanley (NYSE:MWD) today announced that it will change its legal name from Morgan Stanley Dean Witter & Co. to Morgan Stanley.

     The change was approved at a board of directors meeting today in New York and will take effect June 20, 2002.

     Morgan Stanley is a global financial services firm and a market leader in securities, investment management and credit services. With more than 700 offices in 28 countries, Morgan Stanley connects people, ideas and capital to help clients achieve their financial aspirations.

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